Exhibit 99.1

 CSS Industries, Inc. Reports Sales and Earnings for the Quarter and
                  Six Months Ended September 30, 2005

    PHILADELPHIA--(BUSINESS WIRE)--Oct. 25, 2005--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the second quarter and six months ended September 30, 2005. For the quarter ended September 30, 2005, sales decreased by 10% to $164,043,000 from $181,711,000 in 2004. Net income decreased 41% to $9,239,000, or $.84 per diluted share, compared to prior year net income of $15,613,000, or $1.24 per diluted share. For the six months ended September 30, 2005, sales decreased by 4% to $221,537,000 from $231,266,000 in 2004.
Net income decreased 50% to $5,584,000, or $.51 per diluted share, compared to prior year net income of $11,206,000, or $.89 per diluted share. The Company's highly seasonal business results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.
    The reduction in sales is largely due to customer requested shipment dates of Christmas orders moving from September to October. The reduction in net income is due primarily to the customer requested shift of sales from September into October and lower margins. Gross margins through the second quarter of fiscal 2006 are three percentage points below the same six month period in fiscal 2005. While a portion of this decrease is expected to reverse in the second half of the year, margins will be lower on a year over year basis due primarily to both increased material and fuel costs and to an unfavorable mix of product margins compared to the prior year.
    "The shortfall in earnings per share through September 30, 2005 as described above is partially attributable to the timing of shipments and the mix of product margins generated compared to the prior year. Notwithstanding these timing issues, our current expectation for the year is now zero to five percent EPS growth over the prior year which is lower than our previous guidance of 13% to 18%," said David Erskine, President and CEO. "Reduced sales and margins expectations for certain non-seasonal product lines account for almost half of the reduced expectation. Other significant factors include higher than expected seasonal production costs, increased fuel costs related to Hurricane Rita and the cost of certain executive changes."
    "I am pleased to announce the promotion of Christopher J. Munyan to Executive Vice President and Chief Operating Officer of CSS Industries. This change is in line with our objective of increasing the executive bench strength and orderly management of executive succession at CSS," said Mr. Erskine. "For the last six years, Chris has managed the successful growth and increased profitability of our Berwick Offray subsidiary as its President and we look forward to his increased contributions as he assumes this important new role at CSS."
    This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expected future earnings and financial performance. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management as to future events and financial performance with respect to the Company's operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, increased operating costs, including labor-related and energy costs, the impact to the Company's operations attributable to Hurricanes Katrina and Rita, currency risks and other risks associated with international markets, risks associated with acquisitions, including acquisition integration costs, the Company's ability to integrate and derive the expected benefits from recent acquisitions, the risk that customers may become insolvent, costs of compliance with governmental regulations and government investigations, liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and elsewhere in the Company's SEC filings. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.
    CSS' consolidated results of operations for the quarters and six months ended September 30, 2005 and 2004 and condensed consolidated balance sheets as of September 30, 2005, March 31, 2005 and September 30, 2004 follow:


                 CSS INDUSTRIES, INC. AND SUBSIDIARIES

                  CONSOLIDATED RESULTS OF OPERATIONS
                              (Unaudited)

(In thousands, except
 per share amounts)

                            Three Months Ended     Six Months Ended
                               September 30,         September 30,
                           --------------------- ---------------------
                              2005       2004       2005       2004
                           ---------- ---------- ---------- ----------

SALES                       $164,043   $181,711   $221,537   $231,266
                           ---------- ---------- ---------- ----------

COSTS AND EXPENSES
   Cost of sales             125,676    132,553    168,441    168,614
   Selling, general and
    administrative expenses   23,050     24,588     43,035     44,763
   Interest expense, net       1,057        709      1,499      1,126
   Other income                 (130)      (457)      (135)      (692)
                           ---------- ---------- ---------- ----------

                             149,653    157,393    212,840    213,811
                           ---------- ---------- ---------- ----------

INCOME BEFORE INCOME TAXES    14,390     24,318      8,697     17,455

INCOME TAX EXPENSE             5,151      8,705      3,113      6,249
                           ---------- ---------- ---------- ----------

NET INCOME                    $9,239    $15,613     $5,584    $11,206
                           ========== ========== ========== ==========

NET INCOME PER COMMON SHARE
    Basic                       $.88      $1.31       $.53       $.94
                           ========== ========== ========== ==========
    Diluted                     $.84      $1.24       $.51       $.89
                           ========== ========== ========== ==========

WEIGHTED AVERAGE SHARES
 OUTSTANDING
    Basic                     10,496     11,961     10,455     11,919
                           ========== ========== ========== ==========
    Diluted                   11,017     12,619     10,966     12,641
                           ========== ========== ========== ==========

CASH DIVIDENDS PER SHARE OF
 COMMON STOCK                   $.12       $.10       $.24       $.20
                           ========== ========== ========== ==========


----------------------------------------------------------------------

COMPREHENSIVE INCOME
    Net income                $9,239    $15,613     $5,584    $11,206
    Foreign currency
     translation adjustment        3          3          -          5
                           ---------- ---------- ---------- ----------
    Comprehensive income      $9,242    $15,616     $5,584    $11,211
                           ========== ========== ========== ==========


                 CSS INDUSTRIES, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

                             September 30,   March 31,   September 30,
                                 2005          2005          2004
                             ------------- ------------- -------------
                              (Unaudited)    (Audited)    (Unaudited)
          ASSETS
          ------

CURRENT ASSETS
    Cash and cash equivalents      $6,937       $57,333        $6,140
    Accounts receivable, net      126,723        37,273       151,987
    Inventories                   177,812       101,867       164,536
    Deferred income taxes           8,720         8,199         7,341
    Other current assets           17,301        13,945        15,782
                             ------------- ------------- -------------

        Total current assets      337,493       218,617       345,786
                             ------------- ------------- -------------

PROPERTY, PLANT AND
 EQUIPMENT, NET                    72,766        75,402        76,975
                             ------------- ------------- -------------

OTHER ASSETS
    Goodwill                       30,952        30,952        30,952
    Intangible assets, net          4,469         4,516         4,592
    Other                           4,151         4,419         4,806
                             ------------- ------------- -------------

        Total other assets         39,572        39,887        40,350
                             ------------- ------------- -------------

        Total assets             $449,831      $333,906      $463,111
                             ============= ============= =============

    LIABILITIES AND
     STOCKHOLDERS' EQUITY
    ---------------------

CURRENT LIABILITIES
    Notes payable                 $76,400            $-       $37,880
    Current portion of long-
     term debt                     10,175        10,442           518
    Accrued customer programs      13,401        13,628        15,941
    Other current liabilities      78,190        42,669        92,691
                             ------------- ------------- -------------

       Total current
        liabilities               178,166        66,739       147,030
                             ------------- ------------- -------------

LONG-TERM DEBT, NET OF
 CURRENT PORTION                   40,000        40,000        50,056
                             ------------- ------------- -------------

LONG-TERM OBLIGATIONS               3,233         3,607         3,513
                             ------------- ------------- -------------

DEFERRED INCOME TAXES               7,260         7,071         6,323
                             ------------- ------------- -------------

STOCKHOLDERS' EQUITY              221,172       216,489       256,189
                             ------------- ------------- -------------

       Total liabilities and
        stockholders' equity     $449,831      $333,906      $463,111
                             ============= ============= =============

    CONTACT: CSS Industries, Inc.
             Clifford E. Pietrafitta, 215-569-9900